UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

Giga-tronics Incorporated

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457 6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2023, Giga-Tronics Incorporated (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with two accredited investors (the “Buyers”) pursuant to which the Company sold to the Buyers $3.3 million 10% original issue discount Senior Secured Convertible Notes (the “Notes”) and five-year warrants to purchase shares of common stock, no par value (the “Warrants”) for total gross proceeds of $3,000,000. The net proceeds shall be used primarily for working capital.

The Notes are secured by the assets of the Company pursuant to a Security Agreement entered into for such purpose, and are senior to the indebtedness payable to Ault Alliance, Inc., a lender and shareholder of the Company, pursuant to a Subordination Agreement entered into in connection with the SPA.

The Notes mature on the earlier of (i) nine months from the issuance date, or October 11, 2023, or (ii) completion of the uplist transaction pursuant to which the Company’s common stock becomes listed for trading on a national securities exchange operated by The Nasdaq Stock Market or the New York Stock Exchange (an “Uplist Transaction”). The Notes accrue interest at a rate of 6% per annum payable monthly, which increases to 18% upon an event of default. In addition, under the Notes upon an event of default the Company is required to pay 20% of its consolidated revenues monthly on each interest payment date in reduction of the principal amount of the Notes then outstanding.

The Notes provide for certain events of default which include failure of the Uplist Transaction to occur by the maturity date, failure to maintain effectiveness of the registration statement under the Registration Rights Agreement (as described below), suspension of trading of the Company’s common stock for five consecutive trading days, failure to timely deliver shares issuable upon conversion of the Notes or exercise of the Warrants, failure to timely make payments under the Notes, default under other indebtedness, and certain other customary events of default, subject to certain exceptions and limitations.

Upon an event of default, the holders will have the right to require the Company to prepay the Notes at a 125% premium. Further, upon a bankruptcy event of default or a change of control event, the Company will be required to prepay the Notes at a premium. If the conversion price falls below $0.25, the Company may also elect to prepay the notes at a 125% premium.

Pursuant to the Notes, upon an event of default one of the investors is entitled to cause Jonathan Read, the Chief Executive Officer and a director of the Company, to resign from his positions with the Company. Mr. Read executed and delivered to the investor an undated letter of resignation to that effect, which the investor may cause to be dated and released upon the occurrence of an event of default.

The Notes are convertible upon the earlier of the Uplist Transaction and an event of default at a conversion price equal to the greater of (a) 90% of the lowest volume weighted average price (“VWAP”) for the 10 trading days prior to the conversion date and (b) $0.25 per share, subject to adjustment including downward adjustment upon any dilutive issuance of securities. Each holder’s conversion is subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% on 61 days’ notice from the holder.

The Notes contain customary restrictive covenants including covenants against incurring new indebtedness or liens, changing the nature of its business, transfers of assets, transactions with affiliates, and issuances of securities, subject to certain exceptions and limitations.

The Company repaid its existing line of credit with Western Alliance Bank which had an existing balance of approximately $59,000. Under the Notes the Company can enter into a factoring agreement of $2 million using the Company’s accounts receivable as collateral.

The Warrants entitle the holders to purchase a total of 1,666,666 shares of common stock for a five-year period from issuance, at an exercise price determined as follows: (i) beginning on the issuance date and for a period of 90 days thereafter, $0.78, (ii) if the Uplist Transaction has occurred as of the date of exercise, the lower of (A) $0.78 and (B) 110% of the per share offering price to the public in the Uplist Transaction, and (iii) if neither of (i) and (ii) apply, the lower of (A) $0.78 and (B) 90% of the lowest VWAP for the 10 trading days prior to the date of the exercise, subject to adjustment including downward adjustment upon any dilutive issuance of securities. If the Uplist Transaction is not completed prior to the maturity date of the Notes, the number of shares of common stock that may be purchased upon exercise of the Warrants will be doubled, without an adjustment to the exercise price.

Each holder’s exercise is subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% on 61 days’ notice from the holder. The Warrants may be exercised cashlessly if the registration statement covering the resale of the shares of common stock issuable upon exercise is not effective as required under the Registration Rights Agreement.

The SPA, Warrants and Notes require a reserve of authorized but unissued shares of common stock initially equal to approximately 15,000,000 shares of common stock, subject to reduction as the Notes and Warrants are converted and exercised, respectively.

Spartan Capital Securities, LLC (the “Placement Agent”) served as placement agent in the offering and received a cash commission in the amount of 8% of the gross proceeds, or $240,000. In addition, we have agreed to pay the Placement Agent an expense allowance of

$30,000. Furthermore, we agreed to issue the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase a number of shares of common stock equal to 8% of the total number of shares of common stock underlying the Notes and Warrants sold in the offering, or 1,200,000 shares. The Placement Agent Warrants have an exercise price of 110% of the Warrant exercise price.

Under the SPA the Company reimbursed the Buyers a total of $60,000 out of the proceeds from the offering for fees and expenses incurred in connection therewith.

In connection with the SPA, the Company entered into a Registration Rights Agreement pursuant to which it agreed to register the resale by the Buyers of the common stock issuable upon conversion of the Notes and Warrants. Pursuant to the Registration Rights Agreement, the initial registration statement on Form S-1 must be filed 30 days after the Notes become convertible, and to cause the registration statement to be declared effective within 90 days thereafter, subject to certain limitations and exceptions.

The offer and sale of the Notes and Warrants pursuant to the SPA and the Placement Agent Warrants have not been or will not be registered under the Securities Act of 1933 and are exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Notes, the Warrants, the SPA, the Security Agreement, the Subordination Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the copies or forms of such documents, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 and Item 2.03 is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For the avoidance of doubt, while Mr. Jonathan Read, our Chief Executive Officer and a director, has not resigned as of the date of this Current Report on Form 8-K, the information contained above in Item 1.01 regarding one investor’s right to cause Mr. Read’s resignation from those positions upon an event of default of its Note is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits

Exhibit No.	Description of Exhibit	Form	Date	Number	Filed
4.1	Form of Note*				Filed
4.2	Form of Warrant*				Filed
10.1	Form of Securities Purchase Agreement*				Filed
10.2	Form of Security Agreement*				Filed
10.3	Form of Subordination Agreement*				Filed
10.4	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:	January 11, 2023	By:	/s/ JONATHAN READ
Name: Jonathan Read Title: Chief Executive Officer